Exhibit 31.2

RULE 13a-14(a)/15d-14(a) CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Mark Edwards, certify that:

1.	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of Dr. Tattoff, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:           May 22, 2012

By:	/s/ Mark Edwards
Mark Edwards
Chief Financial Officer